UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2008

Aon Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)		60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On November 28, 2008, Aon Corporation (“Aon”) filed a Current Report on Form 8-K (the “November Form 8-K”) pursuant to Item 2.05 in which it announced a global restructuring plan in conjunction with its acquisition of Benfield Group Limited (“Benfield”).  The information contained in the November Form 8-K is incorporated herein by reference.

At the time Aon filed the November Form 8-K, it was unable in good faith to make a determination of all of the estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to the restructuring plan.  However, Aon is now able to make good faith estimates of these amounts as set forth below.

The restructuring plan is expected to result in total costs of approximately $185 million, a portion of which will be included in the purchase price allocation.   The total costs include $126 million for employee termination costs, $49 million for lease consolidation costs, $8 million for asset impairments and $2 million for other costs associated with the restructuring plan.  As previously disclosed in the November Form 8-K, an estimated 500 to 700 positions are expected to be eliminated as part of the plan.  Of the total estimated costs of $185 million, approximately $128 million is estimated to be paid in cash for severance and other restructuring related expenses.  An additional $49 million is estimated to be paid relating to lease consolidations.

Aon continues to anticipate the same savings amounts provided in the November Form 8-K.  Specifically, the restructuring plan, before any potential reinvestment of savings, is expected to deliver approximately $33-41 million of savings in 2009, approximately $84-94 million of savings in 2010 and approximately $122 million of annualized savings in 2011.

All of the components of the restructuring plan are not finalized and actual total savings, costs and timing may vary from those estimated due to changes in the scope or assumptions underlying the restructuring plan.

Item 9.01.	Financial Statements and Exhibits.

(a) - (c)	Not applicable.

(d) Exhibits:

Exhibit Number	Description of Exhibit
99.1	Press Release issued November 28, 2008.*

99.2	Announcement issued November 28, 2008.*

* Incorporated by reference to Aon Corporation’s Form 8-K, dated and filed with the U.S. Securities and Exchange Commission on November 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon Corporation

	By:	/s/ Christa Davies
Christa Davies Executive Vice President and Chief Financial Officer

Date: January 27, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release issued November 28, 2008. *

99.2	Announcement issued November 28, 2008. *

* Incorporated by reference to Aon Corporation’s Form 8-K, dated and filed with the U.S. Securities and Exchange Commission on November 28, 2008.